THIRD AMENDMENT TO THE
                            MORRISON RETIREMENT PLAN
               (FORMERLY THE RUBY TUESDAY, INC. RETIREMENT PLAN)

         THIS THIRD AMENDMENT is made on this ____ day of July, 2000, by RUBY TUESDAY, INC., a corporation duly organized and existing under the laws of the State of Georgia (the "Primary Sponsor").

                              W I T N E S S E T H:

         WHEREAS, the Primary Sponsor, as successor in interest to Morrison Restaurants Inc., maintains the Ruby Tuesday, Inc. Retirement Plan (the "Plan"), which was last amended and restated by an indenture dated October 21, 1994 and was last amended on March 6, 1996; and

         WHEREAS, the Primary Sponsor desires to amend the Plan primarily to reflect the requirements of the Retirement Protection Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997;

         NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of July 1, 1997, except as otherwise provided herein, as follows:

1. By deleting the current Section 1.36A and replacing it with the following:

         "1.36A  `Plan' means the Morrison Retirement Plan."
                  ----

2. By deleting Section 1.2(b), effective July 1, 2000, and by substituting therefor the following new Section 1.2(b):

                  "(b) for purposes of calculating the present value of, and distributing a Participant's Accrued Benefit in the form of, a lump sum, the Actuarial Equivalent shall be determined by using an interest rate assumption equal to the rate of interest on 30-year Treasury securities for the last full month immediately preceding the first day of the Plan Year in which the date of distribution is to occur, as specified by the Commissioner of the Internal Revenue Service for that month, and by using the mortality table in effect as of the applicable determination date as prescribed by the Secretary of the Treasury pursuant to Code Section 417(e)(3)(A)(ii)(I)."

3.       By adding, effective July 1, 1995, the following new Section 1.2(d):

                  "(d) For purposes of adjusting any benefit or limitation, as applicable, under Code Section 415(b)(2)(B) or (C) (other than adjusting any form of benefit subject to Code Section 417(e)(3)), the Actuarial Equivalent shall be determined by using an interest rate assumption equal to the greater of five percent (5%) or the interest rate assumptions set forth in Appendix C; for purposes of adjusting any limitation under Code Section 415(b)(2)(D), the Actuarial Equivalent shall be determined by using an interest rate equal to five percent (5%) per annum; for purposes of adjusting any benefit under Code
         Section 415(b)(2)(B) that is subject to Code Section 417(e)(3), the Actuarial Equivalent shall be determined by using an interest rate assumption equal to the greater of the interest rate assumptions set forth in Appendix C or the rate of interest on 30-year Treasury securities for the last full month immediately preceding the first day of the Plan Year in which the date of distribution is to occur, as specified by the Commissioner of the Internal Revenue Service for that month; and for purposes of adjusting any benefit or limitation on benefits under Appendix A, the Actuarial Equivalent shall be determined by using the mortality table in effect as of the applicable determination date as prescribed by the Secretary of the Treasury pursuant to Code Section 415(b)(2)(E)(v)."

4. By deleting existing Section 1.6(a) in its entirety and by holding such Subsection in reserve and by deleting, effective July 1, 1998, the first clause of Section 1.6(b).

5. By deleting, effective January 1, 1999, the word "and" from the final clause of Section 1.23, by deleting the final period in Section 1.23 and by adding the following:

         "; and any distribution of amounts described in Treasury Regulations
         Section 1.401(k)-1(d)(2)(ii)."

6.       By adding a new Section 1.28(k) as follows:

                  "(k) Effective December 12, 1994, Hours of Service will be credited with respect to qualified military service in accordance with Code Section 414(u) and applicable Treasury regulations promulgated thereunder."

7. By deleting, effective October 1, 1999, existing Section 1.32(d) and by substituting therefor the following:

                           "(d)     Notwithstanding  anything contained in  this
Section, if the Actuarial Equivalent of the Participant's vested Accrued Benefit, expressed as a lump sum payment, is $5,000 or less, a lump sum payment in cash."

8. By substituting, effective October 1, 1999, the dollar figure "$5,000" in lieu of the dollar figure "$3,500" where it appears in Section 6.2(a)."

9. By deleting the first sentence of existing Section 6.2(e) and by substituting therefor the following:

                           "(e)   In the case of a Normal Fund Payment described
in subsection (a) or (b) of Plan Section 1.32, the written explanation shall be provided to the Participant not more than 90 days prior to the first date on which he is entitled to payment and not less than 30 days prior to such date, provided that if:

                           (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and a particular distribution option; and

                           (2) the Participant and, if spousal consent is otherwise required by the provisions of this Plan, the spouse of the Participant, after receiving the notice, affirmatively waive the 30-day period;

         then the  distribution may be made as soon as practicable but no sooner
         than  the  eighth  day  after  the   explanation  is  provided  to  the
         Participant."

10. By deleting, effective October 1, 1999, existing Section 6.3(b) in its entirety and by substituting therefor the following:

                  "(b) if the Actuarial Equivalent of a Participant's vested Accrued Benefit exceeds $5,000, it shall not be distributed prior to the Participant's Normal Retirement Age without the written consent of the Participant and, if the Participant is married, his spouse (or if the Participant is deceased, his surviving spouse)."

11. By deleting, effective January 1, 2001, existing Section 6.6(c) in its entirety and by substituting therefor the following:

                  "(c) For purposes of this Section, the term `required beginning date' means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires, except that, in the case of a person described in Section 1(9.2)(3) of Appendix B, the term `required beginning date' shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Notwithstanding the foregoing, with respect to a Participant who attains age 70 1/2 prior to January 1, 2001, the Participant (other than a Participant described in Section 1(9.2)(3) of Appendix B) may elect to receive future distributions in accordance with this Subsection (c) as in effect prior to January 1, 2001, unless the Participant elects to defer future distributions in accordance with the foregoing provisions of this Subsection (c)."

12. By deleting the last sentence of the first paragraph of Section 6.9 in its entirety and by substituting therefor the following:

                  "An Eligible Rollover Distribution to which Code Sections 401(a)(11) and 417 do not apply may commence as soon as practicable but no sooner than the eighth day after the notice required by Treasury Regulations
Section 1.411(a)-11(c) is given, provided that:

                           (a) the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and a particular distribution option; and

                           (b) the Distributee and, if spousal consent is otherwise required by the provisions of this Plan, the spouse of the Distributee, after receiving the notice, affirmatively waive the 30-day period."

13. By deleting, effective October 1, 1999, the existing third sentence of the second paragraph of Section 7.2 in its entirety and by substituting therefor the following:

         "Notwithstanding the foregoing, if the present value Actuarial Equivalent of a Participant's vested Accrued Benefit is $5,000 or less, payment shall be made with a reasonable period of time after the end of the Plan Year in which the Participant's termination of employment occurs."

14. By deleting, effective July 1, 1995, the last sentence of Section 2 of Appendix A and replacing it with the following:

         "If retirement payments to a Participant commence before the Participant attains age 62, the limitation under Section 1(a)(1) of this Appendix A shall be reduced so that it is the Actuarial Equivalent of the adjusted $90,000 limit at age 62."

15. By deleting, effective July 1, 1995, existing Section 3 of Appendix A in its entirety and replacing it with the following:

                  "If the retirement payments to a Participant commence after the Participant's Social Security Retirement Age, the limitation under
         Section 1(a)(1) of this Appendix A shall be adjusted so that it is the Actuarial Equivalent of a benefit of $90,000 beginning at Social Security Retirement Age, multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(b)."

16. By deleting, effective July 1, 2000, existing Section 4 of Appendix A in its entirety and by holding such Section in reserve.

         Except as specifically provided herein, the Plan shall remain in full force and effect as prior to this Third Amendment.


         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as the day and year first above written.


                                    RUBY TUESDAY, INC.

                                    By:

                                    Title:

ATTEST:

By:

Title:

         [CORPORATE SEAL]